Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 of Private Bancorp of America, Inc. of our report dated March 15, 2024, relating to the consolidated financial statements of Private Bancorp of America, Inc., for the year ended December 31, 2023, appearing in Amendment No. 1 to the Registration Statement on Form 10 (File No. 001-43397) of Private Bancorp of America, Inc.

/s/ Eide Bailly LLP

Laguna Hills, California

July 31, 2026